Exhibit 99.1

FOR IMMEDIATE RELEASE

Enviri Corporation Announces Results of 70th Annual Meeting of Stockholders
PHILADELPHIA (April 28, 2025) – Enviri Corporation (NYSE: NVRI) announced the results of its 70th Annual Meeting of Stockholders, held virtually on April 24.

Stockholders approved the election of all eight nominees to the Board of Directors to serve until the 2026 Annual Meeting of Stockholders and ratified the Audit Committee’s appointment of Deloitte as Independent Auditors for the year ending December 31, 2025.

The Company’s stockholders also approved the compensation of the Company’s named executive officers, on an advisory basis; Amendment No. 5 to the 2013 Equity and Incentive Compensation Plan; Amendment No. 3 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan; and an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers in accordance with recent Delaware law amendments.

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About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.